                                                                    Exhibit 23.2


                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


    As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in the registration statements.

                                                 /s/ Arthur Andersen LLP
                                                 ------------------------
                                                 Arthur Andersen LLP

Indianapolis, Indiana
June 24, 1997